EXHIBIT 23.4

CONSENT OF TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.

TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.
Attorneys and Counselors at Law
The Lincoln Center, Suite 2750
1660 Lincoln Street
(303) 839-1572
FAX: (303) 832-9233

CONSENT

WE HEREBY CONSENT to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Enwin Resources Inc.

DATED this 15th day of October, 2004.

Very truly yours,

/s/ Trimble Tate Nulan Evans & Holden, P.C.

TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.